UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2017

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(617)500-5101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	. Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	. Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	. Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	. Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 4.01	Changes in Registrant’s Certifying Accountant.

On August 8, 2017, IIOT-OXYS, Inc., formerly known as Gotham Capital Holdings, Inc., a New Jersey corporation (the “Company”), terminated Rotenberg Meril Solomon Bertiger & Guttilla, P.C. (“Rotenberg Meril”) as the Company’s principal accountant, and the Company engaged Pritchett Siler & Hardy, P.C. (“Pritchett Siler & Hardy”), as the Company’s principal accountant for the Company’s fiscal year ending December 31, 2017 and the interim periods for 2017. The decision to change principal accountants was approved by the Company’s Board of Directors.

None of the reports of Rotenberg Meril, on the Company’s financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles except that the reports of Rotenberg Meril included in the Company’s Annual Reports on Form 10-K for 2016 and 2015 did include a paragraph disclosing uncertainty about the Company’s ability to continue as a going concern.

There were no disagreements between the Company and Rotenberg Meril, for the two most recent fiscal years and any subsequent interim period through August 8, 2017 (date of dismissal) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Rotenberg Meril, would have caused them to make reference to the subject matter of the disagreement in connection with its report. Further, Rotenberg Meril has not advised the Company that:

1)	internal controls necessary to develop reliable financial statements did not exist; or

2)	information has come to the attention of Rotenberg Meril which made it unwilling to rely upon management’s representations, or made it unwilling to be associated with the financial statements prepared by management; or

3)	the scope of the audit should be expanded significantly, or information has come to the attention of Rotenberg Meril that they have concluded will, or if further investigated, might materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended December 31, 2015.

On August 8, 2017, the Company engaged Pritchett Siler & Hardy as its principal accountant to audit the Company’s financial statements as successor to Rotenberg Meril. During the Company’s two most recent fiscal years or subsequent interim period, the Company has not consulted with the entity of Pritchett Siler & Hardy regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did the entity of Pritchett Siler & Hardy provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during the Company’s two most recent fiscal years or subsequent interim period, the Company has not consulted the entity of Pritchett Siler & Hardy on any matter that was the subject of a disagreement or a reportable event.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Rotenberg Meril Solomon Bertiger & Guttilla, P.C. Dated August 8, 2017 Regarding Change in Certifying Accountant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: August 11, 2017	By:	/s/ Giro DiBiase
Giro DiBiase, Chief Executive Officer

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